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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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South Dakota Soybean Processors, LLC
100 Caspian Avenue, P. O. Box 500
Volga, South Dakota 57071

Dear Members of South Dakota Soybean Processors, LLC:

        This Notice and Proxy/Information Statement is being mailed to you to announce and solicit your vote at a Special Meeting of Members of South Dakota Soybean Processors, LLC (SDSP) to be held at 5:00 pm on September 16, 2003 at the plant in Volga, South Dakota. The meeting is being held for the sole purpose of approving the election of the seven members of the Board of Managers who were elected at our June 17, 2003 Annual Meeting of Members. Plant tours will be conducted between 2:00 and 5:00 pm beginning every 20 minutes for anyone interested, and pork sandwiches will be served after the tours.

        We are holding a new meeting to approve the June 2003 Board election because we inadvertently failed to follow all the procedures required to hold our 2003 Annual Meeting under the rules of the Securities and Exchange Commission. Those rules require SDSP to file with the SEC and provide to members a proxy/information statement meeting certain disclosure standards at least 20 days before every members meeting. The June 2003 Annual Meeting was the first meeting of SDSP that was subject to those rules, and while the meeting was validly noticed and held under South Dakota law, we did not follow all the required SEC procedures as a result of our misunderstanding as to when those rules became applicable to SDSP.

        All of the Board members who were elected at the June 2003 Annual Meeting were incumbents and were running unopposed, so the Board does not believe the Special Meeting will be controversial; however, because the SEC rules are designed to protect investors, the Board feels it is important to correct the deficiencies by providing you with the information that you should have originally received with respect to the June 2003 Annual Meeting and giving you an opportunity to reconsider your vote on the election. If the June 2003 Board elections are not approved at the Special Meeting, those elections will become void and those Board members will continue to serve under their previous terms until a new election is held. No other action was taken by members at the Annual Meeting and no other business is scheduled to be considered at the Special Meeting.

        We encourage you to attend the Special Meeting and submit your vote in person, or for your convenience, we are also allowing you to vote by completing and mailing in the enclosed written ballot. To use the mail-in ballot, please follow the instructions provided and feel free to call us at (605) 627-9240 if you have any questions.

        We appreciate your understanding as we adjust to the new challenges of being a public company.

ON BEHALF OF THE BOARD OF MANAGERS

/s/  PAUL CASPER

Paul Casper
 President of the Board of Managers

Volga, South Dakota
August 26, 2003

South Dakota Soybean Processors, LLC
100 Caspian Avenue, P.O. Box 500
Volga, South Dakota 57071

NOTICE OF SPECIAL MEETING OF MEMBERS
TO BE HELD ON
September 16, 2003

Members of South Dakota Soybean Processors, LLC:

        Notice is hereby given that a Special Meeting of Members of South Dakota Soybean Processors, LLC will be held at 5:00 pm on September 16, 2003 at our plant located at 100 Caspian Avenue, Volga, South Dakota, for the sole purpose of approving the election of the following seven members of the Board of Managers who were nominated and elected at the June 17, 2003 Annual Meeting of Members:

District 1	Dale Murphy
District 2	Delbert Tschakert
District 3	Ardon Wek
District 4	Paul Barthel
District 5	Ryan Hill
District 6	Daniel Potter
District 7	Rodney Skalbeck

        The approval of the June 2003 Board election is more fully described in the Information Statement accompanying this Notice. No other business is scheduled to be addressed at the Special Meeting. Only members of record at the close of business on July 31, 2003 will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

        All members are cordially invited and encouraged to attend the Special Meeting and to cast your member vote in person. You may also cast your vote by completing and mailing the enclosed written ballot to South Dakota Soybean Processors, LLC, P.O. Box 500, Volga, SD 57071 so that it is received prior to the Special Meeting. Your participation at the Special Meeting either by attending and submitting your vote in person or by mailing in your written ballot is important to help assure the presence of a quorum at the Special Meeting.

        If you have any questions regarding the Information Statement, please call us at (605) 627-9240.

BY ORDER OF THE BOARD OF MANAGERS

/s/  PAUL CASPER

Paul Casper
 President of the Board of Managers

Volga, South Dakota
August 22, 2003

EACH MEMBER IS STRONGLY URGED TO VOTE IN PERSON AT THE SPECIAL MEETING
OR BY SENDING IN THE ENCLOSED MAIL-IN BALLOT SO THAT IT IS RECEIVED
PRIOR TO THE SPECIAL MEETING.

South Dakota Soybean Processors, LLC
100 Caspian Avenue, P. O. Box 500
Volga, South Dakota 57071

INFORMATION STATEMENT
SPECIAL MEETING OF MEMBERS
September 16, 2003

VOTING INFORMATION

        You may only cast your membership vote by attending the Special Meeting of Members of South Dakota Soybean Processors, LLC (SDSP) to be held at 5:00 pm on September 16, 2003, at our plant located at 100 Caspian Avenue, Volga, South Dakota or at any adjournment thereof, or by completing and mailing in the enclosed written ballot so that it is received by SDSP before the Special Meeting begins.

Outstanding Capital Units and Voting Rights

        Members of record at the close of business on July 31, 2003 are entitled to vote at the Special Meeting. We had 28,258,500 Class A Capital Units issued and outstanding on that date, held by 2,096 members. One Hundred and ten members must be present at the Special Meeting, either in person or by mail-in ballot, to have a quorum of members at the Special Meeting. Each member may only cast one vote on each matter coming to a vote of the members, regardless of the number of capital units owned by such member. A more detailed explanation of your voting rights and the procedures for voting at the Annual Meeting can be found under "Matters To Be Voted On—Election of Manager and Voting" below.

        This Information Statement is being mailed to our members on or about August 26, 2003. Our 2002 Annual Report on Form 10-K is also being mailed to members with this Information Statement.

        All votes will be tabulated by the inspector of elections, who will be appointed by the Board of Managers, and will separately tabulate votes cast for or against the approval of the June 2003 Board election, as well as any abstentions. The ballot to be used at the Special Meeting is attached to this Information Statement. Abstentions will be treated as being present at the meeting for purposes of determining a quorum, but will not be counted as votes cast.

Attendance and Voting at the Special Meeting

        You are only entitled to vote at the Special Meeting by attending the meeting and submitting your vote in person or by completing and mailing in the enclosed written ballot in advance of the meeting. We strongly encourage you to vote your capital units at the Special Meeting or return the enclosed written ballot if you are unable to attend the Special Meeting. You may change or revoke your vote at any time until the votes are actually tallied at the Special Meeting. To change or revoke your vote you must send us a notice in writing.

Solicitation

        South Dakota Soybean Processors, LLC is making this solicitation. The entire cost of such solicitation will be borne by us. Such cost includes professional fees and the cost of supplying copies of this Information Statement and our 2002 Annual Report on Form 10-K to our members. YOUR VOTE IS IMPORTANT. PLEASE VOTE BY RETURNING THE ENCLOSED WRITTEN BALLOT IN PERSON AT THE SPECIAL MEETING OR BY SENDING IT TO US BY MAIL SO THAT IT IS RECEIVED PRIOR TO THE MEETING.

        If you have any questions regarding the information in this Information Statement or the written ballot, please call Connie Kelly, our Chief Financial Officer, at (605) 627-6102.

MATTERS TO BE VOTED UPON

Election of Managers and Voting

        The sole purpose for the Special Meeting is to consider and vote on the approval of the election of seven members of the Board of Managers to three-year terms at the June 17, 2003 Annual Meeting. At the 2003 Annual Meeting of Members the following members of the Board of Managers were nominated and re-elected in uncontested elections:

Name	District	Geographic Area by State and County
Dale Murphy	District 1	South Dakota: Brookings
Delbert Tschakert	District 2	South Dakota: Beadle, Brown, Campbell, Clark, Codington, Day, Deuel, Edmunds, Faulk, Grant, Hamlin, Hand, Hughes, Hyde, Kingsbury, McPherson, Marshall, Potter, Roberts, Spink, Sully, Walworth
Ardon Wek	District 3	South Dakota: Aurora, Bon Homme, Brule, Buffalo, Charles Mix, Clay, Davison, Douglas, Hanson, Hutchinson, Jerauld, Lake, McCook, Minor, Sanborn, Turner, Union, Yankton
Paul Barthel	District 4	South Dakota: Lincoln, Minnehaha, Moody
Ryan Hill	District 5	Minnesota: Cottonwood, Jackson, Murray, Nobles, Pipestone, Rock Iowa: All Counties
Daniel Potter	District 6	Minnesota: Lincoln, Lyon, Redwood
Rodney Skalbeck	District 7	Minnesota: All Other Counties North Dakota: All Counties All Other States

        Because we did not provide our members with all the information required to be filed with the SEC prior to the June 2003 Annual Meeting, we are re-soliciting our members' approval of the election of the foregoing Managers after having filed the appropriate information with the SEC and distributed it to our members. If the June 2003 Board election is approved at the Special Meeting, the foregoing Managers will serve on the Board until the 2006 Annual Meeting. If the June 2003 election of any of the foregoing Board members is not approved at the Special Meeting, such Board members will continue to serve under their prior terms until a new election is held.

Voting Procedures

        Each member is entitled to cast only one vote for each matter to be voted on at the Special Meeting—regardless of the number of capital units he or she owns. Each member will vote on the approval of the election of the Board nominee from his or her geographic district only. Voting will be completed by written ballot which may be submitted in person at the Special Meeting or may be submitted by mail to South Dakota Soybean Processors at P. O. Box 500, Volga, South Dakota 57071 so that it is received prior to the Special Meeting.

        The voting district for individual members is determined by the location of your residence, and members that are partnerships, firms, corporations, unincorporated associations, or cooperatives are included in the district where your chief executive office is located. If your residence or chief executive office is outside South Dakota, Minnesota, Iowa or North Dakota but you have a farming operation in one of those states, then you are assigned to the district in which your farming operation is located. If you do not have a residence, chief executive office, or farming operation in South Dakota, Minnesota, Iowa, or North Dakota, then you are assigned to District 7.

INFORMATION ABOUT NOMINEES

        Our members are being asked to approve the June 2003 election of seven Managers at the Special Meeting, each to serve until the 2006 Annual Meeting. The following table contains certain information with respect to the persons who were nominated and elected as Managers at the June 17, 2003 Annual Meeting:

Name, Address, Telephone and Board Position, if any	Age	Board Member Since	District	Occupation and Background
Paul Barthel 22308 486th Ave. Elkton, SD 57026	35	1996	4	Paul has been a farmer for the past 18 years. He is a member of the South Dakota Soybean Association, and the South Dakota Corn Growers. Paul graduated from South Dakota State University in Brookings, SD in 1992 with a major in Ag Business and minor in Agronomy.
Ryan J. Hill 78588 330th Ave. Worthington, MN 56187-9402	55	1995	5
				Ryan has been a farmer for the past 30 years. He belongs to the National and Minnesota Corn and Soybean Growers Associations. Ryan attended Worthington Junior College, and participated in the U.S. Navy Engineering metallurgy program in 1969.
Dale Murphy 102 E. 2nd Ave. PO Box 686 White, SD 57276 (605) 629-6181	73	1994	1
				Dale is a retired farmer as of 1995, and was an active farmer for the previous 38 years. He was a director of the First National Bank in White, SD during 1987-1999. Dale attended Nettleton Commercial College in Sioux Falls, SD and earned a certificate in auditing and accounting in 1957.
Daniel Potter 31012 County Highway 6 Redwood Falls, MN 56283	71	1995	6
				Daniel has been a farmer for the past 52 years. He belongs to the Redwood County Cattlemen's Association, and the National Cattlemen's Association. He is also a supervisor of the Redwood Soil and Water Conservation District and chairs the Admin Council.
Rodney Skalbeck 80903 160th St. Sacred Heart, MN 56285 (320) 765-2542	69	1995	7
				Rodney has been a farmer for the past 51 years. He belongs to the Farmers Union, Land Stewardship Project and is a former Director of the Farm Credit association where he has had positions as chairman and vice chairman.

Delbert Tschakert 16150 442nd Ave. Florence, SD 57235	48	1994	2
				Delbert has been a farmer for the past 26 years, producing corn, soybeans, and hay commodities. He is a member of the South Dakota Soybean Association, the South Dakota Corn Growers Association, and former President of the South Dakota Soybean Association. Delbert is a graduate of South Dakota State University in Brookings, SD. In 1977, he received his BS in Ag Communications with a minor in Economics.
Ardon Wek 43958 288th St. Freeman, SD 57029	45	1996	3
				Ardon has been a farmer for the past 25 years. He is a member of the South Dakota Corn Growers, and the South Dakota Soybean Association. Ardon graduated from Mitchell Technical College in Mitchell, SD. His major was Architectural Drafting, and Building Construction.

        The table below describes important information about the members of the Board of Managers that were not subject to reelection at the June 2003 Annual Meeting and are continuing in office.

Name, Address, Telephone and Board Position, if any	Age	Board Member Since	Current Term Expiring	Occupation and Background
James Call R.R.3 Box 167 Madison, MN 56256-9102	49	1995	2004	James has been a farmer for the past 31 years. He belongs to the Minnesota Soybean Growers Association, Minnesota Corn Growers Association, and is a director of the Lac Qui Parle Soybean Growers. He is chairperson of the Lac Qui Parle County Farm Service Agency County Committee, and Chairman of the Minnesota Soybean Research and Promotion Council.
Paul W. Casper President 44095 212th St. Lake Preston, SD 57249-9640	45	1994	2004
				Paul has been a farmer for the past 26 years. He is a member of the South Dakota Soybean Association, and past 1st Vice President, South Dakota Corn Growers, National Corn Growers, and South Dakota Ag Producers Ventures. Paul attended Dakota State University in Madison, SD for one year.

Dan Feige 45974 232nd St. Wentworth, SD 57075-9644	48	1996	2005
				Dan has been a farmer for the past 22 years. He is a member of the National Corn Growers Association, the American Soybean Association, and a director on the South Dakota Soybean Association. He is a past delegate for Associated Milk Producers. Dan attended the University of South Dakota in Springfield, South Dakota and received an Associate Degree in Diesel Technology with a minor in Education and Business.
Marvin Goplen 1671 270th Ave. Canby, MN 56220 (507) 223-7391	69	1995	2005
				Marvin has been a farmer for the past 46 years. He is a member of the Farm Bureau, and the Minnesota Soybean Association. He is a Director of the Minnesota State Plowing Organization, and a member of the National Plowing Organization. Marvin attended the University of Minnesota, St. Paul, MN for 2 years concentrating in Agriculture
Marvin Hope Vice President 45886 217th St. Volga, SD 57071-9355	66	1994	2005
				Marvin has been a farmer for the past 46 years. He is a member of the South Dakota Soybean Association, and the American Soybean Association. He belongs to the National Corn Growers Association, and the Farm Bureau. Marvin attended the Lutheran Bible Institute in Minneapolis, MN in 1956 and 1957.
James H. Jepsen 48480 231st St. Flandreau, SD 57028-6631	46	1996	2005
				James has been a farmer for the past 27 years. He is currently a member and was the former President of the South Dakota Soybean Association. Jim attended South Dakota State University in Brookings, SD and received an Associate of Arts Degree in Agriculture and General Ag in 1977.
Peter Kontz 47068 223rd St. Colman, SD 57017	61	1998	2004
				Peter has been a farmer for the past 37 years. He is a member of the South Dakota Cattlemen's Association (Treasurer for four years), South Dakota Corn Growers Association, and the South Dakota Soybean Association. He attended the School of Agriculture in Brookings, SD.

Bryce Loomis 19989 464th Ave. Bruce, SD 57220-5113	61	1998	2004	Bryce has been a farmer and seed sales representative for the past 36 years. He belongs to the National Corn Growers Association, the South Dakota Soybean Producers Association, and the Farm Bureau.
Gerald Moe 21469 452nd Ave. Arlington, SD 57212 (605) 983-5949	66	1994	2005
				Gerald has been a farmer for the past 43 years. He also has been a District Sales Manager for a major seed company for 10 years in the past. He is a member of the American Soybean Association, as well as Vice Chairman of the Board of Directors for the Citizens State Bank in Arlington, SD. Gerald attended Augustana College for one year in Sioux Falls, SD.
Robert Nelsen 1173 280th Ave. Westbrook, MN 56183-1023 (507) 274-5163	63	1995	2004
				Robert is a retired farmer and Vice President of Environmental Dust Control. During the past 40 years, he was an active farmer. He is a member of the American Highland Cattle Association, and the American Soybean Growers Association, where he is a state director. He is State Director for the Murray County Soy Growers, and belongs to Farm Bureau.
Maurice Odenbrett 2778 41st St. Fulda, MN 56131 (507) 425-2624	58	1995	2005	Maurice has been a farmer for the past 39 years. He is a supervisor for the Belfast Township and serves as Vice Chairperson for the Murray County Township association.
Corey Schnabel Secretary 43555 273rd St. Freeman, SD 57029-9760	44	1994	2004
				Corey has been a farmer for the past 23 years. He belongs to the South Dakota and National Corn Growers Association, the South Dakota and American Simmental Association. He currently serves as a director of the South Dakota Corn Growers Association. Corey is a graduate of Lake Area Technical Institute in Watertown, South Dakota. He earned an Associate degree in Ag Business in 1980.

Lyle R. Trautman 409 Lakeview St. Box 83 Lake Benton, MN 56149	50	1996	2005
				Lyle has been a farm operator and manager for the past 30 years. He is a member of the Lincoln County Soybean Growers Association, the Minnesota Soybean Growers Association, and the Minnesota Corn Growers Association. He is also a member of the Lake Benton City Council. Lyle attended Mankato State College for two years, and University of Minnesota for two quarters.
Anthony Van Uden 3461 300th Ave. Cottonwood, MN 56229	65	1996	2004
				Anthony has been a farmer for the past 44 years. He is a member of Minnesota Soybean Association, and the American Legion. He is a past Director of the Farmers Elevator Company, Cottonwood, MN, Lucas Town board, as Chairman, and the Lyon County Planning and Zoning Committee.

BOARD OF MANAGERS AND COMMITTEES

Compensation of Board of Managers

        Members of the Board of Managers are currently provided a per diem payment for services performed in the amount of $150 for each function requiring more than four hours, and $75 for each function requiring less than four hours. In addition to the per diem fee, mileage reimbursement is provided at current IRS rates.

Board of Managers and Board Meetings

        The Board of Managers consists of three individual Managers representing each of seven geographical districts for a total of twenty-one Managers. All Managers are elected to serve staggered three-year terms, and one Manager from each of the seven geographical districts stands for election at our Annual Meetings each year, as required by our Operating Agreement.

        The Board of Managers held 6 regularly scheduled meetings during the fiscal year ended December 31, 2002. Each Manager attended at least 75% of the meetings of the Board of Managers and the committees of which each was a member during the fiscal year ended December 31, 2002.

Audit Committee Meetings

        Our Audit Committee reviews the services provided by our independent auditors, consults with our independent auditors, and reviews the need for internal auditing procedures and the adequacy of internal controls. Daniel Potter, who serves as the chairperson of the committee, Maurice Odenbrett, Tony Van Uden, Paul Caser, Paul Barthel, and Arden Wek comprise our Audit Committee. We believe that the members of the Audit Committee are independent within the meaning of the rules of the NASDAQ Stock Market. The Audit committee is currently reviewing an Audit Committee Charter, but as of this date has not formally adopted such.

Audit Committee Report

        The following report was delivered to our Board of Managers by the Audit Committee on February 18, 2003. The following Audit Committee report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

        The Audit Committee reviews our financial reporting process on behalf of the Board of Managers. Our management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2002. The Audit Committee has discussed with Eide Bailly LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from Eide Bailly LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Managers that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

        The aggregate fees billed by our independent public accountants to us for the fiscal year ended December 31, 2002 are as follows:

Audit Fees	$46,724
Financial Information Systems Design and Fees	0
All Other Fees	$55,116

TOTAL FEES	$101,840

        The Audit Committee has considered the non-audit services provided by Eide Bailly LLP and has concluded that the provision of these services in the fiscal year ended December 31, 2002 was compatible with Eide Bailly LLP maintaining its independence.

Other Committees

        Nominations for election to the Board to be considered at the 2004 Annual Meeting must be submitted in writing to the South Dakota Soybean Processors, LLC Nominating Committee at our office, PO Box 500, 100 Caspian Ave., Volga, South Dakota 57071-0500 no earlier than January 1, 2004 and no later than March 31, 2004.

        There is no standing nominating or compensation committees of the Board of Managers.

MANAGEMENT AND EXECUTIVE OFFICERS

        The following individuals serve as our executive officers in the capacities listed. These officers serve at the discretion of the Board of Managers and can be terminated without notice.

Name	Age	Position
Rodney G. Christianson	50	Chief Executive Officer
Constance M. Kelly	40	Chief Financial Officer
Thomas J. Kersting	41	Commercial Manager
Larry E. Mahlum	63	Operations Manager

        Rodney G. Christianson, Chief Executive Officer.    Rodney joined us as the Chief Executive Officer when operations began in 1996. With 20 years of service with Cargill, Inc. in its Food, Industrial, and Oilseed Sectors, Rodney came to us with significant operational and managerial experience in the U.S. and Brazil. A member of the management team for the Greenfield construction and start up of Cargill's sunflower plant in West Fargo, North Dakota, Rodney's experience helped direct our difficult startup toward a financially successful first year of operations.

        Rodney is a Minnesota farm native, and received his B.S. in Engineering from North Dakota State University. He holds a Professional Engineer's License.

        Rodney has complete responsibility for our operations.

        Constance M. Kelly, Chief Financial Officer.    Connie joined us as the Chief Financial Officer when operations began in 1996. She began her career as an accountant with Central Soya at the Gibson City, Illinois soybean processing plant in October of 1985. During the nine years with Central Soya and Consolidated Nutrition, a joint venture of ADM and AGP, Connie held several accounting positions at both a plant and at the corporate headquarters. She has worked in the general accounting, internal audit, international accounting, and feed group accounting departments.

        Connie graduated with a B.S. in Accounting from Illinois State University with an emphasis in Information Systems, and a minor in Business Administration. She holds a CPA certificate from the State of Illinois.

        Connie is responsible for administrative functions, which include Accounting, Human Resources, Credit, and Information Systems.

        Thomas J. Kersting, Commercial Manager.    Tom joined us as the Procurement Manager when operations began in 1996, and since 1998 has served as the Commercial Manager. Tom was affiliated with Cenex Harvest States from July 1988 until May 1996. Tom held such positions as Market Analyst/Advisor and Head Procurement Merchandiser for Cenex Harvest States throughout North Dakota, South Dakota, and Minnesota. As a market analyst, Tom assisted grain elevator profitability by using advanced management and marketing techniques while incorporating specific risk management procedures.

        Tom graduated from the University of Minnesota's College of Agriculture with a B.S. in Agricultural Business Administration with an emphasis in operations management. Tom is a licensed commodity broker, and our representative with the National Oilseed Processors Association and the Chicago Board of Trade.

        Tom is responsible for all futures trading strategies, as well as merchandising commodity products, and soybean and natural gas procurement.

        Larry E. Mahlum, Operations Manager.    Larry joined us as Operations Manager in 1995, after serving in a consulting capacity for the previous year. Larry has over 30 years experience in the grain processing industry through companies such as PJ Anderson, Continental Grain, Specialty Vegetable

Oils-Elders Oil Seed, and Continental Milling. As our plant start-up consultant, Larry's influence touched everything from engineering firm selection, CEO selection, construction supervision, to operations start-up logistics. Larry has an in-depth understanding of plant and lab operations and operations management.

        Larry was instrumental in the start-up of the new soybean oil refinery segment, and currently oversees the SoyOyl® development, research, and production processes.

COMPENSATION OF MANAGEMENT AND EXECUTIVE OFFICERS

        Summary Compensation Table.    The following table sets forth all the compensation we paid during the years ended December 31, 2002, 2001 and 2000 to our principal executive officer and each officer or manager who was paid over $100,000 in our last fiscal year (the "named executive officers"). No other officers received total compensation exceeding $100,000 during the year ended December 31, 2002.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts	All Other Compensation ($)
Rodney G. Christianson Chief Executive Officer	2002 2001 2000	200,000 186,666 190,520	64,528 100,135 9,417	3,625 3,625 3,625	— —	— —	— —	3,597 17,208 14,905
Constance M. Kelly Chief Financial Officer	2002 2001 2000	91,500 82,000 69,000	20,000 32,000 —					11,306 9,747
Thomas J. Kersting Commercial Manager	2002 2001 2000	99,167 90,000 73,125	24,000 40,000 —					11,520 9,931
Larry E. Mahlum Operations Manager	2002 2001 2000	95,000 95,000 82,229	16,000 33,000 —

        Mr. Christianson had a three-year employment agreement with us that expired on August 1, 2002. The Governance Committee and Mr. Christianson orally agreed to extend the contract under the existing terms and conditions for a period of one year expiring on August 1, 2003. Under the employment agreement, Mr. Christianson currently receives a monthly salary of $16,666.66 and is entitled to receive an incentive bonus equal to one-half of one percent of net profits before taxes and value-added payments, up to $5 million net profit. He is entitled to receive 1% of the total net profits exceeding $5.0 million. Mr. Christianson may elect to have his incentive bonus paid directly or deferred. Mr. Christianson is also entitled to participate in 401(k), healthcare and other retirement and welfare benefit programs that are generally available to employees and a vehicle to be used for business purposes. Mr. Christianson's employment contract is terminable at will by the Board of Managers without cause, and may be terminated by Mr. Christianson with 60 days notice.

        Ms. Kelly and Messrs. Kersting and Mahlum each have an employment agreement with us that is terminable at will. Each receives a base salary and is entitled to participate in 401(k), healthcare and other retirement and welfare benefit programs that are generally available to employees, including the employee profit sharing program which allocates 4% of net profits over $2 million to all employees other than Mr. Christianson. Individual amounts are allocated and distributed to employees based on a formula that takes into account current salary level, level of responsibility and the impact of the employee's position on profits.

        Messrs. Christianson and Kersting and Ms. Kelly also have a deferred compensation plan that provides "phantom" stock based on a three-year vesting period. Under the plan, we will pay an amount equal to the fair market value of the participant's vested phantom stock in five annual substantially equal installments beginning upon the earlier of termination of employment with us or their 65th birthday. In lieu of participating in the phantom stock plan, Mr. Mahlum receives an amount equal to 2% of the first $10 million, and 1% thereafter, of our net proceeds from the sale of all polyol products for a period of 10 years. However, to date we have not had any significant sales of polyol products and no payments have been made under this agreement.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our outstanding capital units by our Board members and named executive officers as of June 30, 2003. As of that date, no person beneficially owned more than 5% of our capital units.

Name and Address of Beneficial Owner	Number of Votes Beneficially Owned	Voting Percentage	Number of Capital Units Beneficially Owned
Paul Barthel, Manager	1	*	10,500	*
James Call, Manager(2)	2	*	22,000	*
Paul Casper, President, Manager	1	*	60,000	*
Rodney Christianson, CEO(3)	1	*	10,500	*
Dan Feige, Manager	1	*	30,000	*
Marvin Goplen, Manager(4)	1	*	18,000	*
Ryan Hill, Manager(5)	2	*	22,500	*
Marvin Hope, Vice President, Manager(6)	1	*	56,000	*
Jim Jepsen, Manager	1	*	30,000	*
Peter Kontz, Manager (7)	2	*	99,000	*
Bryce Loomis, Manager(8)	1	*	30,000	*
Gerald Moe, Manager(9)	1	*	45,000	*
Dale Murphy, Manager(10)	1	*	80,000	*
Robert Nelsen, Manager	1	*	23,500	*
Maurice Odenbrett, Manager	1	*	36,000	*
Daniel Potter, Manager(11)	2	*	16,500	*
Corey Schnabel, Secretary, Manager	1	*	15,000	*
Rodney Skalbeck, Manager	1	*	105,000	*
Lyle Trautman, Manager(12)	1	*	13,500	*
Delbert Tschakert, Manager(13)	2	*	42,000	*
Tony Van Uden, Manager	1	*	60,000	*
Ardon Wek, Manager(14)	1	*	30,000	*
Managers and Executive Officers, as a group	27	1.29%	855,000	3.03%

*
Percentage of shares beneficially owned does not exceed 1% of the class.

(1)
The addresses for each of the individual managers listed above is set forth under Board of Managers above.

(2)
Includes 9,000 capital units owned of record by Call Farms, Inc. of which Mr. Call is a co-owner.

(3)
Represents capital units owned of record by Mr. Christianson's wife, Heidi Christianson.

(4)
Represents capital units owned of record by the Marvin and Mary Ann Goplen Revocable Living Trust of which Mr. Goplen is a trustee.

(5)
Includes 10,000 capital units owned of record by Mr. Hill's wife, Naomi Hill.

(6)
Represents capital units owned of record by the Marvin H. Hope Trust of which Mr. Hope is a trustee.

(7)
Includes 53,000 capital units owned of record by Mr. Kontz's wife, Alyce Kontz.

(8)
Represents capital units owned jointly with Mr. Loomis's wife, Georgean Loomis.

(9)
Represents capital units owned jointly with Mr. Moe's wife, Kaye Moe.

(10)
Represents capital units owned of record by the Dale F. Murphy Revocable Trust of which Mr. Murphy is a trustee.

(11)
Includes 7,500 capital units owned of record by Potterosa Farms, Inc. of which Mr. Potter is a co-owner.

(12)
Represents capital units owned jointly with Mr. Trautman's wife, Pam Trautman.

(13)
Includes 17,500 capital units owned of record by Mr. Tschakert's wife, Kay Tschakert.

(14)
Represents capital units owned of record jointly with Mr. Wek's wife, Sheila Wek.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships between Board Members, Executive Officers, and Key Employees

        Paul Casper is Gerald Moe's son-in-law; otherwise, no family relationship exists between any of our Board members, officers, or key employees.

        The individual Board members and executive officers of SDSP have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and SDSP, except for continuing employment agreements, as described above under "Compensation of Management and Executive Officers," and the Operating Agreement of SDSP, and soybean purchases that are on the same terms available to the public. None of the individual Board members or executive officers received any compensation relative to the distribution of capital units of the new LLC upon the liquidation of the predecessor cooperative. However, the Board Members receive a per diem fee and other reimbursement and compensation for their Board services, as described above under "Board of Managers—Compensation Board of Managers." The executive officers receive compensation as executive officers as described above under "Compensation of Management and Executive Officers."

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and managers, and persons who directly or indirectly own more than ten percent of a class of the outstanding equity securities of a public reporting company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and to furnish us with copies of all Section 16(a) forms they file. SDSP was not required to become registered under the Exchange Act until April 2003; accordingly, no filings were required under Section 16(a) with respect to our capital units during fiscal year 2002. We do not have any members that directly or indirectly own more than ten percent of any class of our capital units; however, our executive officers and managers became subject to these reporting requirements in April 2003 when we became registered under the Exchange Act.

ANNUAL REPORT

        Our annual report on Form 10-K for the fiscal year ended December 31, 2002, including financial statements, accompanies the mailing of this Information Statement, but it is not deemed a part of this Information Statement.

AUDIT MATTERS

        A representative of the firm of Eide Bailly LLP is expected to be present at the Special Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from members. SDSP has not yet selected its principal accountant for the fiscal year ending December 31, 2003. Because our capital units are not publicly traded on an exchange, ratification or approval by our members of Eide Bailly's selection as our principal accountants is not required.

MEMBERS' PROPOSALS

        Any member proposal intended to be considered for inclusion in the Information Statement for presentation at the 2004 Annual Meeting of Members must be received by the Company no later than March 31, 2004. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail—return receipt requested. Members who intend to present a proposal at the 2004 Annual Meeting of members without including such proposal in the Company's Information Statement must provide us with notice of such proposal no later than March 31, 2004. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

        The Board of Managers knows of no other matter to be acted upon at the meeting.

BY ORDER OF THE BOARD OF MANAGERS
/s/ PAUL CASPER Paul Casper President of the Board of Managers

August 26, 2003

TO BE CERTAIN THAT YOUR CAPITAL UNITS WILL BE REPRESENTED AT THE 2003 SPECIAL MEETING OF MEMBERS, WE URGE YOU TO ATTEND THE MEETING AND TO VOTE YOUR CAPITAL UNITS OR TO SEND IN YOUR WRITTEN BALLOT SO THAT IT IS RECEIVED PRIOR TO THE MEETING.

WRITTEN BALLOT

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
SPECIAL MEETING OF MEMBERS
September 16, 2003, 5:00 pm
100 Caspian Ave.
Volga, SD 57071-0500

By signing below, I certify that:

  •
  I am either the owner or the authorized representative of the owner of a Class A Capital Unit of South Dakota Soybean Processors, LLC, have full power and authority to vote such capital units; and am a member of the following geographic district for Board of Managers elections:

☐	District 1	South Dakota: Brookings
☐	District 2	South Dakota: Beadle, Brown, Campbell, Clark, Codington, Day, Deuel, Edmunds, Faulk, Grant, Hamlin, Hand, Hughes, Hyde, Kingsbury, McPherson, Marshall, Potter, Roberts, Spink, Sully, Walworth
☐	District 3	South Dakota: Aurora, Bon Homme, Brule, Buffalo, Charles Mix, Clay, Davison, Douglas, Hanson, Hutchinson, Jerauld, Lake, McCook, Minor, Sanborn, Turner, Union, Yankton
☐	District 4	South Dakota: Lincoln, Minnehaha, Moody
☐	District 5	Minnesota: Cottonwood, Jackson, Murray, Nobles, Pipestone, Rock Iowa: All Counties
☐	District 6	Minnesota: Lincoln, Lyon, Redwood
☐	District 7	Minnesota: All Other Counties North Dakota: All Counties All Other States
  •
  With respect to the approval of the June 17, 2003 election of the following nominees as Managers of South Dakota Soybean Processors, LLC:

District 1	Dale Murphy
District 2	Delbert Tschakert
District 3	Ardon Wek
District 4	Paul Barthel
District 5	Ryan Hill
District 6	Danny Potter
District 7	Rodney Skalbeck

    I vote my capital units on the approval of the election of the nominee from my geographic district at the September 16, 2003 Special Meeting of Members as set forth below:

☐ FOR	☐ AGAINST	☐ ABSTAIN
Signature of Record Owner(s):	Date:
Print Name of Record Owner(s):
Print Name of Authorized Representative: (if different than Record Owner(s))

FOR YOUR VOTE TO BE COUNTED, YOU MUST COMPLETE THIS WRITTEN BALLOT AND
SUBMIT IT BY MAIL TO SOUTH DAKOTA SOYBEAN PROCESSORS AT P.O. BOX 500, VOLGA, SOUTH
DAKOTA, 57071, SO THAT IT IS RECEIVED PRIOR TO THE SPECIAL MEETING OR IT MAY BE
SUBMITTED IN PERSON AT THE SPECIAL MEETING.

QuickLinks

NOTICE OF SPECIAL MEETING OF MEMBERS TO BE HELD ON September 16, 2003
INFORMATION STATEMENT SPECIAL MEETING OF MEMBERS September 16, 2003
VOTING INFORMATION
MATTERS TO BE VOTED UPON
INFORMATION ABOUT NOMINEES
BOARD OF MANAGERS AND COMMITTEES
MANAGEMENT AND EXECUTIVE OFFICERS
COMPENSATION OF MANAGEMENT AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
AUDIT MATTERS
MEMBERS' PROPOSALS
OTHER MATTERS
WRITTEN BALLOT SOUTH DAKOTA SOYBEAN PROCESSORS, LLC SPECIAL MEETING OF MEMBERS September 16, 2003, 5:00 pm 100 Caspian Ave. Volga, SD 57071-0500